EXHIBIT 99

Contact:	Bill Lackey	FOR IMMEDIATE RELEASE
	Director, Investor Relations	Moved On PR Newswire
	Corporate	Date: May 24, 2005
310.615.1700
blackey3@csc.com

Mike Dickerson
Director, Media Relations
Corporate
310.615.1647
mdickers@csc.com

CSC REPORTS INCREASED REVENUE AND
EARNINGS PER SHARE FOR FOURTH QUARTER

          EL SEGUNDO, Calif., May 24 -- Computer Sciences Corporation (NYSE: CSC) today reported results for its fiscal 2005 fourth quarter, ended April 1, 2005. Revenue from continuing operations was $3.88 billion, up 7.9% over last year's comparable quarter. Net earnings per share (diluted) were $2.13, including an after-tax gain of $229.5 million, or $1.19 per share, on the February 11, 2005, divestiture of selected DynCorp business units, and a special charge related to the redemption of $1 billion of term debt of $18.4 million after taxes, or 10 cents per share. Fiscal 2004 fourth quarter earnings per share (diluted) were $1.01. Fiscal 2005 results also include the impact of charges resulting from the settlement of an overtime pay class action lawsuit, which the company has recorded as operating cost.

          The company has provided an earnings-per-share reconciliation as one of the attached tables (see page 12) to this press release. The earnings-per-share amounts presented in this table include non-GAAP measures and should be read in conjunction with the Consolidated Statement of Income on page 9 in which the GAAP earnings-per-share measures are presented.

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Computer Sciences Corporation - Page 2	May 24, 2005

          Revenue growth during the quarter was driven by CSC's global commercial activities in Europe and North America. This performance was the result of significant contract wins, particularly in Europe, in recent years. For the 12 months ended April 1, 2005, major business awards from continuing operations were up approximately 9%. CSC's global commercial revenue also continued to benefit from favorable currency movements.

For the fourth quarter (ended April 1):

--	Revenue from continuing operations was $3.88 billion, up 7.9% (approximately 6% in constant currency);

--	Net income was $411.8 million, including $245.2 million from the results of and gain on discontinued operations and an $18.4 million special charge related to the debt redemption;

--	Earnings per share (diluted) were $2.13, including $1.27 from the results of and gain on discontinued operations and a 10 cent special charge related to the debt redemption;

--	and major new business announcements were $2.7 billion, all from continuing operations.

For the twelve months (ended April 1):

--	Revenue from continuing operations was $14.06 billion, up 4.5% over fiscal 2004 (approximately 2% in constant currency);

--	Net income was $810.2 million, including $313.8 million from the results of and gain on discontinued operations and the $18.4 million special charge related to the debt redemption;

--	Earnings per share (diluted) were $4.22, including $1.64 from the results of and gain on discontinued operations and the 10 cent special charge related to the debt redemption;

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Computer Sciences Corporation - Page 3	May 24, 2005

--	and major new business announcements totaled $16.8 billion, with $16 billion from continuing operations.

There were notable highlights during the fourth quarter and full fiscal year 2005.

For the fourth quarter:

--	Divestiture of non-core federal activities;

--	Record European revenue of $1.28 billion;

--	Redemption of $1 billion of term debt;

--	Announcement of Health Plans Solutions divestiture.

For the full fiscal year:

--	Record major business awards from continuing operations of $16 billion;

--	Debt-to-total capitalization ratio improved to 17.6% from 30% last year;

--	Record annual free cash flow of $475 million.

          "We are pleased with our performance for the fourth quarter and the year," said CSC Chairman and Chief Executive Officer Van B. Honeycutt. "Given the re-profiling of our U.S. federal government business due to the divestiture, the redemption of term debt and strong major business awards, we have enhanced our competitive position and financial flexibility.

"We will continue to focus on improving our returns through operational improvements, cost management and the diligent application of stringent operating hurdles as we bring on new business.

          "The market for shorter-term discretionary projects in North America continues to show improvement in demand and growth in revenue in that market year-over-year," added Honeycutt. "The demand in Europe for similar shorter-term projects continues to be soft overall, varying by region and country.

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Computer Sciences Corporation - Page 4	May 24, 2005

          "Our growth has created a broad, long-term global revenue base across numerous customers, industries, geographies and service offerings. These longer-term revenue sources continue to constitute approximately 80% of our total. For the fourth quarter, $2.7 billion of major business awards from continuing operations were announced, more than double last year's quarterly awards. Our fourth quarter awards brought the 12 months ended April 1, 2005, total from continuing operations to approximately $16 billion, a new fiscal-year record. Five of those awards exceeded $1 billion and an additional 19 were valued at $100 million or greater, with approximately 56% coming from the global commercial market.

          "The pipeline of opportunities within the U.S. federal government market remains solid and well-distributed across a broad range of government agencies and departments," continued Honeycutt. "That pipeline over the next 22 months totals approximately $33 billion, with nearly $16 billion currently scheduled for award during this fiscal year.

          "To date during the first quarter of fiscal 2006, which ends July 1, we have announced approximately $820 million in awards. Included in these awards were a $335 million, 5 1/2-year CSC-led joint venture to provide space command logistical support to the U.S. Air Force; a $230 million award from NASA to provide administrative, human resources, financial and procurement support services to the new Shared Services Center at Stennis Space Center; a $176 million, 10-year contract for infrastructure support services for the U.S. Department of Education; and a task order from the FBI to provide certification, accreditation and information security services.

          "Also, during the current quarter, we completed the exchange of our Health Plans Solutions business with DST Systems, Inc. for approximately 7.13 million shares of CSC common shares held by a DST subsidiary," said Honeycutt. "This exchange enabled us to reduce our share base while continuing to emphasize our core offerings to provide outsourcing, consulting and systems integration services to both government and commercial customers in the global healthcare market.

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Computer Sciences Corporation - Page 5	May 24, 2005

          "To recap, we had revenue from continuing operations of $14.1 billion for fiscal year 2005, and we anticipate revenue for our current fiscal year, ending March 31, 2006, to be in the $15 billion to $15.2 billion range. Fiscal 2005 earnings per share before special items from continuing operations were $2.68, and we anticipate a range of $3.20 to $3.30 diluted earnings per share for fiscal 2006, excluding further gains from discontinued operations. Our estimates for the first quarter, ending July 1, 2005, are for revenue of approximately $3.5 billion and diluted earnings per share in the mid-50 cent range."

A table profiling quarterly continuing operations for fiscal 2004 and 2005 appears on page 13.

BUSINESS RESULTS

          Global commercial revenue was up 15.3% (approximately 13% in constant currency) to $2.67 billion from $2.32 billion for the year-ago quarter. U.S. commercial revenue was $1.08 billion, up 17.5%, compared with $915.5 million last year. European revenue rose 18.9% (approximately 14% in constant currency) to $1.28 billion from $1.08 billion in last year's third quarter. Global commercial and European revenues were the beneficiaries of meaningful recent IT services awards and favorable currency exchange rate movements. CSC's non-European international revenue was $316.1 million, down 2.9% (approximately 6% in constant currency), compared with last year's $325.4 million.

          For the fourth quarter, revenue from continuing operations derived from CSC's U.S. federal government activities declined. Revenue was $1.21 billion, down 5.5% from last year's $1.28 billion. Growth on existing contracts and from new awards was offset by the end of, or reduction in scope, of several contracts, including Fort Rucker, NASA PrISMS, FBI Trilogy and the IRS Modernization. Revenue from continuing operations generated by CSC's civil agencies activities was $411.4 million, a decline of 15.9% from last year's comparable $489.1 million. CSC's Department of Defense-related revenue from continuing operations was $755.3 million, compared with $755.5 million for the fourth quarter a year ago.

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Computer Sciences Corporation - Page 6	May 24, 2005

Other federal revenue from continuing operations, comprised of state and local government business as well as commercial contracts performed by the U.S.federal sector reporting segment, rose to $39.1 million from $31.9 million in last year's fourth quarter.

          As announced in the company's press release dated April 19, 2005, a teleconference will be held today at 5:00 p.m. EDT to discuss the fourth quarter results. This teleconference can be accessed from the CSC Web site at www.csc.com/investorrelations, in a listen-only mode.

          Founded in 1959, Computer Sciences Corporation is a leading global IT services company. CSC's mission is to provide customers in industry and government with solutions crafted to meet their specific challenges and enable them to profit from the advanced use of technology.

          With approximately 79,000 employees, CSC provides innovative solutions for customers around the world by applying leading technologies and CSC's own advanced capabilities. These include systems design and integration; IT and business process outsourcing; applications software development; Web and application hosting; and management consulting. Headquartered in El Segundo, Calif., CSC reported revenue of $14.1 billion from continuing operations for the 12 months ended April 1, 2005. For more information, visit the company's Web site at www.csc.com.

All statements in this press release that do not directly and exclusively relate to historical facts constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements represent the Company's intentions, plans, expectations and beliefs, and are subject to risks, uncertainties and other factors, many of which are outside the Company's control. These factors could cause actual results to differ materially from such forward-looking statements. For a written description of these factors, see the section titled "Management's Discussion and Analysis of Financial Conditions and Results of Operations" in CSC's Form 10-Q for the quarter ended December 31, 2004.

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Computer Sciences Corporation - Page 7	May 24, 2005

The Company disclaims any intention or obligation to update these forward-looking statements whether as a result of subsequent events or otherwise except as required by law.

Note to Analysts and Editors: Please see attached tables.

Computer Sciences Corporation - Page 8		May 24, 2005

Revenues by Segment
(unaudited)

	Fourth Quarter Ended
	April 1,	April 2,	% of Total
(In millions)	2005	2004	Fiscal 2005	Fiscal 2004

U.S. Commercial	$ 1,075.8	$ 915.5	28%	25%
Europe	1,280.8	1,077.5	33	30
Other International	316.1	325.4	8	9
Global Commercial sector	2,672.7	2,318.4	69	64

Department of Defense	755.3	755.5	19	21
Civil agencies	411.4	489.1	11	14
Other (1)	39.1	31.9	1	1
U.S. Federal sector	1,205.8	1,276.5	31	36

	$ 3,878.5 =========	$ 3,594.9 =========	100% =========	100% =========

	Twelve Months Ended
	April 1,	April 2,	% of Total
(In millions)	2005	2004	Fiscal 2005	Fiscal 2004

U.S. Commercial	$ 3,829.7	$ 3,572.2	27%	27%
Europe	4,325.7	3,681.8	31	27
Other International	1,227.3	1,210.8	9	9
Global Commercial sector	9,382.7	8,464.8	67	63

Department of Defense	2,909.8	2,999.2	21	22
Civil agencies	1,612.9	1,803.2	11	13
Other (1)	153.2	180.7	1	2
U.S. Federal sector	4,675.9	4,983.1	33	37

	$14,058.6 =========	$13,447.9 =========	100% =========	100% =========

(1)	Other revenues consist of state and local government as well as commercial contracts performed by the U.S. Federal sector reporting segment.

Note:

The table above presents revenues for each year by reportable segment as will be disclosed in the Form 10-K. In past years, revenues by market sector were presented, which differs slightly due to the classification of certain overlapping activities between segments. For simplicity, this secondary presentation has been eliminated. The total classification difference between the two presentations was $1.5 million and $3.1 million for the quarter and twelve months ended April 1, 2005, respectively.

Computer Sciences Corporation - Page 9	May 24, 2005

Consolidated Statements of Income
(unaudited)

(In millions except per-share amounts)	Fourth Quarter Ended		Twelve Months Ended
	April 1,	April 2,	April 1,	April 2,
	2005	2004	2005	2004

Revenues	$3,878.5	$3,594.9	$14,058.6	$13,447.9

Costs of services	3,094.8	2,826.2	11,315.1	10,828.2

Selling, general and administrative	209.8	219.1	807.8	793.7

Depreciation and amortization	271.9	260.7	1,051.0	966.0

Interest expense	37.2	43.6	156.8	169.8

Interest income	(7.8)	(3.3)	(16.1)	(9.2)

Special items	28.6		28.6	22.7

Total costs and expenses	3,634.5	3,346.3	13,343.2	12,771.2

Income before taxes	244.0	248.6	715.4	676.7

Taxes on income	77.4	72.7	219.0	200.5

Income from continuing operations	166.6	175.9	496.4	476.2

Discontinued operations,
net of taxes	245.2	14.7	313.8	43.2

Net income	$ 411.8 ========	$ 190.6 ========	$ 810.2 ========	$ 519.4 ========

Earnings per share:
Continuing operations	$ 0.87	$ 0.94	$ 2.62	$ 2.54
Discontinued operations	1.28	0.08	1.66	0.23
Basic*	$ 2.15 ========	$ 1.02 ========	$ 4.27 ========	$ 2.77 ========

Continuing operations	$ 0.86	$ 0.93	$ 2.59	$ 2.52
Discontinued operations	1.27	0.08	1.64	0.23
Diluted*	$ 2.13 ========	$ 1.01 ========	$ 4.22 ========	$ 2.75 ========

*Amounts may not add due to rounding

Computer Sciences Corporation - Page 10	May 24, 2005

Selected Balance Sheet Data
(unaudited)

(In millions)	April 1, 2005	April 2, 2004
Assets
Cash and cash equivalents	$1,010.3	$ 562.8
Receivables, net of allowance for doubtful accounts	3,537.7	3,370.5

Property and equipment, net	2,365.4	2,170.0
Outsourcing contract costs, net	1,279.6	1,131.8
Software, net	461.3	401.2
Goodwill, net	2,343.4	2,297.5

Liabilities and stockholders' equity
Short-term debt and current maturities of long-term debt	85.7	60.1
Accounts payable and other accrued expenses	2,816.5	2,432.8
Deferred revenue	562.7	331.0

Long-term debt, net	1,303.0	2,306.4

Stockholders' equity	6,494.7	5,503.7

Computer Sciences Corporation - Page 11	May 24, 2005

The following tables reconcile Earnings Before Interest, Taxes, Depreciation and Amortization, and Special Items (EBITDA and Special Items); Earnings Before Interest and Taxes (EBIT); and Free Cash Flow to the most directly comparable financial measure calculated and presented in accordance with accounting principles generally accepted in the United States (GAAP). CSC management believes that these three non-GAAP financial measures provide useful information to investors regarding the Company's financial condition and results of operations as they provide another measure of the Company's profitability and ability to service its debt, and are considered important measures by financial analysts covering CSC and its peers.

GAAP Reconciliations
(In millions)

EBITDA / EBIT (unaudited)	Fourth Quarter Ended		Twelve Months Ended
	April 1,	April 2,	April 1,	April 2,
	2005	2004	2005	2004
EBITDA and Special Items	$ 573.9	$ 549.6	$1,935.7	$1,826.0
Special Items	28.6		28.6	22.7
EBITDA	545.3	549.6	1,907.1	1,803.3
Depreciation and Amortization	271.9	260.7	1,051.0	966.0
EBIT	273.4	288.9	856.1	837.3
Interest, net	29.4	40.3	140.7	160.6
Income Before Taxes	244.0	248.6	715.4	676.7
Taxes on income	77.4	72.7	219.0	200.5
Income from continuing operations	166.6	175.9	496.4	476.2
Discontinued operations, net of taxes	245.2	14.7	313.8	43.2
Net Income	$ 411.8 ========	$ 190.6 ========	$ 810.2 ========	$ 519.4 ========

Free Cash Flow (unaudited)			Twelve Months Ended
			April 1,	April 2,
			2005	2004
Free Cash Flow			$ 474.6	$ 355.0
Net cash used in investing activities			595.4	1,325.3
Acquisition, net of cash acquired			(20.5)
Dispositions			819.1	44.1
Available for sale securities*			46.9	(46.9)
New cash provided by operating activities			$1,915.5 ========	$1,677.5 ========

*As a result of guidance issued by the SEC in its March 4, 2005 "Current Accounting and Disclosure Issues" the Company reclassified certain securities held on April 2, 2004 from cash to available-for-sale investments. This reclassification increased cash used in investing activities for the 12 months ended April 2, 2004, and decreased such cash by a like amount for the 12 months ended April 1, 2005. The Company believes it is appropriate to exclude such cash flows from its measurement of free cash flows.

Computer Sciences Corporation - Page 12	May 24, 2005

Earnings per Share Reconciliation (unaudited)

The following table is presented to illustrate the impact of the debt redemption charge, as discussed in the Company's February 14, 2005 press release, on earnings per share. It also provides a reconciliation of the earnings per share amount relating to this item to earnings per share for continuing operations. The earnings per share amounts presented below include non-GAAP measures. These tables should be read in conjunction with the Consolidated Statement of Income on page 9 on which the GAAP earnings per share measures are presented.

	Fourth Quarter Ended	Twelve Months Ended
	April 1, 2005	April 1, 2005
EPS (diluted):

Income from continuing operations,
before special items	$ 0.96	$ 2.68
Special item	(0.10)	(0.10)
Income from continuing operations	0.86	2.59

Income from discontinued operations	0.08	0.44
Gain on discontinued operations	1.19	1.19
Discontinued operations	1.27	1.64
EPS, diluted as reported	$ 2.13 =================	$ 4.22 =================

Recap of EPS (diluted):
Income from continuing operations,
before special items	$ 0.96	$ 2.68
Income from discontinued operations	0.08	0.44
Income from total operations	1.04	3.13 (1)
Special item	(0.10)	(0.10)
Gain on discontinued operations	1.19	1.19
EPS, diluted as reported	$ 2.13 =================	$ 4.22 =================

(1)	Includes a $9.2 million, or $.05 EPS, charge for the Company's fourth quarter accrual related to its overtime lawsuit settlement.

Notes:
All amounts are net of taxes.
Amounts may not add due to rounding.

Computer Sciences Corporation - Page 13	May 24, 2005

Quarterly Financial Information (unaudited)

	Fiscal 2005
(In millions except per-share amounts)	1st Quarter	2nd Quarter	3rd Quarter	4th Quarter

Revenues	$3,297.5	$3,394.0	$3,488.6	$3,878.5
Income before taxes	134.3	154.0	183.1	244.0
Income from continuing operations	92.9	107.8	129.1	166.6
Discontinued operations, net of taxes	17.5	22.7	28.4	245.2
Net income	110.4	130.5	157.5	411.8

Earnings per common share:
Continuing operations	$ 0.49	$ 0.57	$ 0.68	$ 0.87
Discontinued operations	0.09	0.12	0.15	1.28
Basic*	$ 0.59 =========	$ 0.69 =========	$ 0.83 =========	$ 2.15 =========
Continuing operations	$ 0.49	$ 0.56	$ 0.67	$ 0.86
Discontinued operations	0.09	0.12	0.15	1.27
Diluted	$ 0.58 =========	$ 0.68 =========	$ 0.82 =========	$ 2.13 =========

	Fiscal 2004
(In millions except per-share amounts)	1st Quarter	2nd Quarter	3rd Quarter	4th Quarter

Revenues	$3,254.4	$3,294.8	$3,303.8	$3,594.9
Income before taxes	117.7	137.2	173.2	248.6
Income from continuing operations	82.8	96.9	120.6	175.9
Discontinued operations, net of taxes	9.5	11.1	7.9	14.7
Net income	92.3	108.0	128.5	190.6

Earnings per common share:
Continuing operations	$ 0.44	$ 0.52	$ 0.64	$ 0.94
Discontinued operations	0.05	0.06	0.04	0.08
Basic*	$ 0.49 =========	$ 0.58 =========	$ 0.69 =========	$ 1.02 =========
Continuing operations	$ 0.44	$ 0.51	$ 0.64	$ 0.93
Discontinued operations	0.05	0.06	0.04	0.08
Diluted	$ 0.49 =========	$ 0.57 =========	$ 0.68 =========	$ 1.01 =========

*Amounts may not add as a result of rounding.